UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): ____August 20, 2008_______

Florida Public Utilities Company

(Exact Name of Registrant as Specified in Charter)

_______Florida______ (State or Other Jurisdiction of Incorporation)	__001-10608__ (Commission File Number)	_59-0539080_ (I.R.S. Employer Identification No.)

401 South Dixie Highway, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(561) 832-0872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Executive Compensation

On August 21, 2008, Florida Public Utilities Company (the “Company”) entered into employment agreements with John T. English, Chief Executive Officer; Charles L. Stein, Chief Operating Officer; and George M. Bachman, Chief Financial Officer, further to the action by the Company’s Board of Directors on August 20, 2008.

Each of these agreements has a three-year term, commencing August 21, 2008.  Each agreement provides for an annual base salary for the named executive officer, which salary may be adjusted upward from time to time as the Compensation Committee may determine, but may not be decreased without the executive’s consent.  The initial annual base salary for each of these officers is $253,575 for Mr. English; $186,300 for Mr. Stein; and $170,775 for Mr. Bachman.   The agreements provide that the executive is eligible for additional compensation under the Company’s incentive compensation plan which provides for a payment of up to 20 percent of the executive’s total eligible compensation if certain performance criteria are achieved.  The agreement may be terminated by the named executive officer on 30 days’ notice for any reason.  If the agreement is terminated by the company without good cause or upon a change of control, or by the executive for good reason (as defined in the agreement, see below), then the company must make a lump sum severance payment to the executive of 3 (three) times the executive’s then current compensation along with a lump sum payment for outstanding vacation time, plus the actuarial equivalent of 36 months of defined benefits, plus any value of using an unreduced retirement factor for calculating the defined benefit.  It also provides for continuation of all other benefits, such as medical insurance, for 3 years after termination.  The agreements include gross-up payment provisions to protect the executive from payment of certain excise and penalty taxes imposed under the Internal Revenue Code upon lump sum payments as contemplated by the agreements.

A “change of control” is defined in the agreements to include a merger; a change in the composition of the board of directors such that less than a majority are current directors or directors recommended by at least a majority of the current board; a sale of all or substantially all of the assets of the Company; a shareholder approved plan of liquidation or dissolution; and acquisition by any person or group of 20 percent or more of the voting securities of the Company.  “Good reason” will exist if the executive’s authority or responsibilities are materially reduced without his consent (and in the case of Mr. English, the failure of the stockholders to re-elect him as a director or his removal as a director) or, in the event of a change of control, a change in location of the Company’s executive offices more than 50 miles from West Palm Beach. The agreements include indemnification provisions requiring the company to indemnify the executive to the fullest extent permitted by the Company’s charter documents.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.1

Employment Agreement between the Company and John T. English dated August 21, 2008.

10.2

Employment Agreement between the Company and Charles L. Stein dated August 21, 2008.

10.3

Employment Agreement between the Company and George M. Bachman dated August 21, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

_Florida Public Utilities Company__

(Registrant)

Date: _August 21, 2008_____

By:   _/s/ George M. Bachman_________

Name: George M. Bachman

Title: CFO, Treasurer & Corporate Secretary

Exhibit Index

Number

Item

10.1

Employment Agreement between the Company and John T. English dated August 21, 2008.

10.2

Employment Agreement between the Company and Charles L. Stein dated August 21, 2008.

10.3

Employment Agreement between the Company and George M. Bachman dated August 21, 2008.